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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 _____________

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 _____________

               Date of Report (Date of earliest event reported):
                                 June 28, 2002

                        United States Steel Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                      1-16811                25-1897152
            --------                      -------                ----------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
          incorporation)                                     Identification No.)



   600 Grant Street, Pittsburgh, PA                               15219-2800
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


                                (412) 433-1121
                                --------------
                        (Registrant's telephone number,
                             including area code)
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Item 5. Other Events

     United States Steel Corporation files this Report on Form 8-K to update the litigation disclosure in its Annual Report on Form 10-K for the year ended December 31, 2001 and it Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

Asbestos

United States Steel is a defendant in a large number of cases in which approximately 18,000 claimants allege injury resulting from exposure to asbestos. Nearly all of these cases involve multiple defendants. These claims fall into three major groups: (1) claims made under certain federal and general maritime laws by employees of the Great Lakes Fleet or Intercoastal Fleet, former operations of United States Steel; (2) claims made by persons who performed work at United States Steel facilities; and (3) claims made by industrial workers allegedly exposed to an electrical cable product formerly manufactured by United States Steel. To date, all actions resolved have been either dismissed or resolved for immaterial amounts. In 2001, United States Steel disposed of claims from approximately 11,300 claimants with aggregate total payments of less than $200,000 and approximately 10,000 new claims were filed. The factual issues with respect to each claimant vary considerably due to the nature and duration of the alleged exposure of each individual claimant to United States Steel products or premises, the exposure of each individual claimant to products or premises of other defendants, the nature and seriousness of the alleged injuries asserted by each claimant and the other possible causes of any such injuries (such as the use of tobacco products or exposure to other substances). In addition, because most claimants assert their claims against multiple defendants, fail to allege specific damage amounts in their complaints, fail to allocate the alleged liability among the various defendants, and frequently amend their complaints including any allegations of amounts sought, it is not possible to reasonably estimate the amount claimed by any given claimant or the claimants as a whole in pending cases. In the cases where the claimants have asserted specific dollar damages against United States Steel, the amounts claimed are not material either individually or in the aggregate. It is also not possible to predict the outcome of these matters; however, based upon present knowledge, management believes that it is unlikely that the resolution of the pending actions in the aggregate will have a material adverse effect on our financial condition. Among the factors that management considered in reaching this conclusion are: (1) that United States Steel has been subject to a total of approximately 32,000 asbestos claims over the last twelve years that have been administratively dismissed due to the failure of the claimants to present any medical evidence supporting their claims, (2) that over the last several years the total number of pending claims has remained steady, (3) that it has been many years since United States Steel employed maritime workers or manufactured electrical cable and (4) United States Steel's history of trial outcomes, settlements and dismissals. This statement of belief is a forward-looking statement. Predictions as to the outcome of pending litigation are subject to substantial uncertainties with respect to (among other things) factual and judicial determinations, and actual results could differ materially from those expressed in this forward-looking statement.

Environmental

     The following is a summary of the proceedings of United States Steel that were pending or contemplated as of March 31, 2002, under federal and state environmental laws. Except as described herein, it is not possible to accurately predict the ultimate outcome of these matters. Claims under CERCLA and related state acts have been raised by the United States Environmental Protection Agency ("EPA") and various state environmental agencies with respect to the cleanup of various waste disposal and other sites. CERCLA is intended to expedite the cleanup of hazardous substances without regard to fault. Primary responsible parties ("PRPs") for each site include present and former owners and operators of, transporters to and generators of the substances at the site. Liability is strict and can be joint and several. Because of various factors including the ambiguity of the regulations, the difficulty of identifying the responsible parties for any particular site, the complexity of determining the relative liability among them, the uncertainty as to the most desirable remediation techniques and the amount of damages and cleanup costs and the time period during which such costs may be incurred, it is impossible to reasonably estimate United States Steel's ultimate cost of compliance with CERCLA.

     Projections, provided in the following paragraphs, of spending for and/or timing of completion of specific projects are forward-looking statements. These forward-looking statements are based on certain assumptions including, but not limited to, the factors provided in the preceding paragraph. To the extent that these assumptions prove to be inaccurate, future spending for, or timing of completion of environmental projects may differ materially from those stated in forward-looking statements.

     At March 31, 2002, United States Steel had been identified as a PRP at a total of 20 CERCLA sites. Based on currently available information, which is in many cases preliminary and incomplete, management believes that United States Steel liability for cleanup and remediation costs in connection with 8 of these sites will be between $100,000 and $1 million per site and 8 will be under $100,000. We do not currently believe our liability with respect to any of these sites will be material.

     At the remaining 4 sites, management expects that United States Steel's share in the remaining cleanup costs at any single site will not exceed $5 million, although it is not possible to accurately predict the amount of sharing in any final allocation of such costs. The following is a summary of the status of these sites:

1. Pursuant to a Response Order by Consent (In the Matter of United States Steel Corporation, Duluth Minnesota (St. Louis Superfund Site)) issued by the State of Minnesota Pollution Control Agency on March 26, 1985, United States Steel spent a total of approximately $11.4 million for cleanup through 2001 at its former Duluth Minnesota Works. The EPA has consolidated and included the Duluth Works site with the St. Louis River and Interlake sites on the EPA's National Priorities List. The Duluth Works cleanup has proceeded since 1989. United States Steel is conducting an engineering study of the estuary sediments. Depending upon the method and extent of remediation at this site, future costs are presently unknown and indeterminable.
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2.  The D'Imperio/Ewan sites in New Jersey are waste disposal sites where a former subsidiary allegedly disposed of used paint and solvent wastes. In two cases filed in the United States District Court of New Jersey, one on November 4, 1992, United States of America v. Jerome Lightman et. al, (D'Imperio Property), and the other in June of 1990, United States of America v., Jerome Lightman, et. al, (Ewan Property) , United States Steel has entered into a settlement agreement with the major PRPs at the sites which fixes United States Steel's share of liability at approximately $1.2 million, $624,000 of which has already paid. The balance, which is expected to be paid over the next several years, has been accrued.

3. Although no legal action was formally filed, in 1988, United States Steel and three other PRPs agreed to the issuance of an administrative order by the EPA to undertake emergency removal work at the Municipal & Industrial Disposal Co. site in Elizabeth, Pa. The cost of such removal, which has been completed, was approximately $4.2 million, of which United States Steel paid $3.4 million. The EPA has indicated that further remediation of this site may be required in the future, but it has not conducted any assessment or investigation to support what remediation would be required. In October 1991, the Pennsylvania Department of Environmental Resources ("PaDER") placed the site on the Pennsylvania State Superfund list and began a Remedial Investigation ("RI") that was issued in 1997. It is not possible to estimate accurately the cost of any remediation or the shares in any final allocation formula; however, based on presently available information, United States Steel may have been responsible for as much as 70% of the waste material deposited at the site. On October 10, 1995, the U.S. Department of Justice ("DOJ") filed a complaint in the U.S. District Court for Western Pennsylvania against United States Steel and other Municipal & Industrial Disposal Co. defendants to recover alleged costs incurred at the site. In June 1996, United States Steel agreed to pay $245,000 to settle the government's claims for costs against it, American Recovery, and Carnegie Natural Gas. In 1996, United States Steel filed a cost recovery action against parties who did not contribute to the cost of the removal activity at the site. United States Steel reached a settlement in principle with all of the parties except the site owner. PaDER issued its Final Feasibility Study Report for the entire site in August 2001. The report identifies and evaluates feasible remedial alternatives and selects three preferred alternatives. These alternatives are estimated to cost from $17 million to $20 million. Consultants for United States Steel have concluded that a less costly alternative should be employed at the site, which is estimated to cost $5.5 million. Based on the allocation of the liability that has been recognized for the past site cleanup activities, the United States Steel share of costs for this remedy would be approximately $3.7 million. United States Steel is in the process of negotiating a consent decree with the Pennsylvania Department of Environmental Protection ("PADEP", formerly PaDER). United States Steel has submitted a conceptual remediation plan, which PADEP has approved. United States Steel will be submitting a remedial design plan based on the remediation plan.

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    PADEP is also seeking reimbursement for approximately $2 million in costs.
    United States Steel could potentially be held responsible for an undetermined share of those costs.

     In addition, there are 13 sites related to United States Steel where information requests have been received or there are other indications that United States Steel may be a PRP under CERCLA. Because no lawsuits have been filed or any claims asserted with respect to any of these sites, sufficient information is not presently available to confirm the existence of liability or make any judgment as to the amount thereof.

     There are also 34 additional sites related to United States Steel where remediation is being sought under other environmental statutes, both federal and state, or where private parties are seeking remediation through discussions or litigation. Based on currently available information, which is in many cases preliminary and incomplete, management believes that liability for cleanup and remediation costs in connection with 5 of these sites will be under $100,000 per site, another 2 sites have potential costs between $100,000 and $1 million per site, and 8 sites may involve remediation costs between $1 million and $5 million. Another 3 sites, including the Grand Calumet River remediation at Gary Works, the Peters Creek Lagoon remediation at Clairton, and the potential claim for investigation, restoration and compensation of injuries to sediments in the East Branch of the Grand Calumet River near Gary Works, have or are expected to have costs for remediation, investigation, restoration or compensation in excess of $5 million. Potential costs associated with remediation at the remaining 16 sites are not presently determinable. We do not currently believe our liability with respect to any of these 34 sites will be material.

     The following is a discussion of remediation activities at the major domestic United States Steel facilities:

Gary Works

     On January 26, 1998, pursuant to an action filed by the EPA in the United States District Court for the Northern District of Indiana titled United States of America v. USX, U. S. Steel entered into a consent decree with the EPA which resolved alleged violations of the Clean Water Act National Pollution Discharge Elimination System ("NPDES") permit at Gary Works and provides for a sediment remediation project for a section of the Grand Calumet River that runs through Gary Works. Contemporaneously, U. S. Steel entered into a consent decree with the public trustees, which resolves potential liability for natural resource damages on the same section of the Grand Calumet River. In 1999, U. S. Steel paid civil penalties of $2.9 million for the alleged water act violations and $0.5 million in natural resource damages assessment costs. In addition, U. S. Steel will pay the public trustees $1 million at the end of the remediation project for future monitoring costs and U. S. Steel is obligated to purchase and restore several parcels of property that have been or will be conveyed to the trustees. During the negotiations leading up to the settlement with EPA, capital improvements were made to upgrade plant systems to comply with the NPDES requirements. The sediment remediation project is an approved final interim measure under the corrective action program for Gary Works. As of March 31, 2001, project costs have amounted to $6 million with another $32.4 million presently projected to complete the project over the next two years. Estimated remediation and monitoring costs for this project have been accrued. Construction began in January on a Corrective Action Management Unit (CAMU) to contain the dredged material on company property north of the river between Bridge Street and the former American Juice factory. Removal of PCB-contaminated sediment will start in October at the river's headwaters.

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     In October 1996, United States Steel was notified by the Indiana Department of Environmental Management ("IDEM") acting as lead trustee, that IDEM and the U.S. Department of the Interior had concluded a preliminary investigation of potential injuries to natural resources related to releases of hazardous substances from various municipal and industrial sources along the east branch of the Grand Calumet River and Indiana Harbor Canal. The public trustees completed a preassessment screen pursuant to federal regulations and have determined to perform a Natural Resources Damages Assessment. United States Steel was identified as a PRP along with 15 other companies owning property along the river and harbor canal. United States Steel and eight other PRPs have formed a joint defense group. In 2000, the trustees concluded their assessment of sediment injuries, which includes a technical review of environmental conditions. The PRP joint defense group has proposed terms for the settlement of this claim which have been endorsed by representatives of the trustees and the EPA to be included in a consent decree that United States Steel expects to resolve this claim. No formal legal proceedings have been filed in this matter.

     On October 23, 1998, a final Administrative Order on Consent was issued by EPA addressing Corrective Action for Solid Waste Management Units throughout Gary Works. This order requires United States Steel to perform a RCRA Facility Investigation ("RFI") and a Corrective Measure Study ("CMS") at Gary Works. The Current Conditions Report, United States Steel's first deliverable, was submitted to EPA in January 1997 and was approved by EPA in 1998. The First Phase 1 RFI Work Plan, for facility wide groundwater issues, was approved and sampling began in 2001. Phase I Sampling and Analysis Plans for the Process Sewers, Sheet and Tin, East Lake/East End, the West End and the Coke Plant areas have been submitted to EPA and are expected to be approved by EPA in 2002. The costs of these studies are minimal and, until they are complete, it is impossible to assess whether any additional expenditures will be necessary.

     On October 21, 1994 and again on December 30, 1994, IDEM issued notices of violation ("NOVs") relating to Gary Works alleging various violations of air pollution requirements. In early 1996, United States Steel paid a $6 million penalty and agreed to install additional pollution control equipment and to implement environmental protection programs over a period of several years. A substantial portion of these programs has been implemented, with expenditures through 2001 of approximately $101 million. The cost to complete these programs is presently indeterminable. On March 8, 1999, United States Steel entered into an agreed order with IDEM to resolve outstanding air issues. United States Steel paid a penalty of $207,400 and installed equipment at the No. 8 Blast Furnace and the No. 1 BOP to reduce air emissions. On November 30, 1999, IDEM issued an NOV alleging various air violations at Gary Works. An agreed order is being negotiated and we anticipate this matter will be settled for less than $1 million.

Clairton

     On February 12, 1987, U. S. Steel and PADER entered into a Consent Order to resolve an incident in January 1985 involving the alleged unauthorized discharge of benzene and other organic pollutants from Clairton Works in Clairton, Pa.
(In the Matter of USX Clairton Works, filed in the United States District Court for the Western District of Pennsylvania.) That Consent Order required U. S. Steel to pay a penalty of $50,000 and a monthly payment of $2,500 for five years. In 1990, U. S. Steel and the PADER reached agreement to amend the Consent Order. Under the amended Order, U. S. Steel agreed to remediate the Peters Creek Lagoon (a former coke plant waste disposal site); to pay a penalty of $300,000; and to pay a monthly penalty of up to $1,500 each

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month until the former disposal site is closed. Remediation costs have amounted to $10.0 million with another $1.1 million presently estimated to complete the project.


Fairless Works

     In January 1992, United States Steel commenced negotiations with the EPA regarding the terms of an Administrative Order on consent, pursuant to the RCRA, under which United States Steel would perform a RFI and a CMS at Fairless Works. A Phase I RFI report was submitted during the third quarter of 1997. A Phase II/III RFI will be submitted following EPA approval of the Phase I report. The RFI/CMS will determine whether there is a need for, and the scope of, any remedial activities at Fairless Works.

Fairfield Works

     In December 1995, United States Steel reached an agreement in principle with the EPA and the DOJ with respect to alleged RCRA violations at Fairfield Works. A consent decree was signed by United States Steel, the EPA and the DOJ and filed with the United States District Court for the Northern District of Alabama (United States of America v. USX Corporation) on December 11, 1997, under which United States Steel will pay a civil penalty of $1 million, implement two SEPs costing a total of $1.75 million and implement a RCRA corrective action at the facility. One SEP was completed during 1998 at a cost of $250,000. The second SEP is under way. As of February 22, 2000, the Alabama Department of Environmental Management assumed primary responsibility for regulation and oversight of the RCRA corrective action program at Fairfield Works, with the approval of the EPA. The first RFI work plan for the site was submitted for agency approval in the first quarter of 2001.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:  /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President and Controller

     Dated: June 28, 2002

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